Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 30, 2010 relating to the consolidated financial statements as of and for the years ended December 31, 2009 and 2008 of United States Commodity Funds LLC and Subsidiaries, included in the Form 10-K of United States Heating Oil Fund, LP, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 12, 2010